UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2006

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 13, 2006, Digene Corporation ("Digene") and Third Wave Technologies Inc. ("Third Wave") announced jointly that the two companies had reached an agreement under which Third Wave dismissed, without prejudice, its lawsuit against Digene over patents related to human papillomavirus ("HPV"). As reported in Digene’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, on October 7, 2005, Third Wave filed an action for declaratory judgment against Digene in the United States District Court for the Western District of Wisconsin. In the action, Third Wave claimed that Digene alleged, through its counsel, that Third Wave’s products infringe Digene’s United States Patent Nos. 4,849,332, 4,808,306, 5,643,715, and 5,057,411 titled "Human Papillomavirus 35 Nucleic Acid Hybridization Probes and Methods for Employing the Same," "Human Papillomavirus 56 Nucleic Acid Hybridization Probes and Methods for Employing the Same," "Human Papillomavirus Type 52 DNA Sequences and Methods for Employing the Same," and "type-Specific Papillomavirus DNA Sequences and Peptides," respectively.

The settlement between Digene and Third Wave was made amicably without the grant of any license or freedom-to-operate under the patents-in-suit identified above, the payment of any monies by either company, and without any effect on the patents-in-suit. The parties also agreed not to bring suit against each other for one year related to United States patents regarding HPV.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

January 18, 2006	By:	/s/ Vincent J. Napoleon

Name: Vincent J. Napoleon
Title: Senior Vice President, General Counsel and Secretary